                                                                     EXHIBIT 5.1

                  SALANS HERTZFELD HEILBRONN CHRISTY & VIENER
                                620 FIFTH AVENUE
                            NEW YORK, NEW YORK 10020
                                 (212) 632-5500
                           FACSIMILE: (212) 632-5555

                                          December 26, 2001

HTTP Technology, Inc.
46 Berkeley Square
London W1J 5AT
United Kingdom

    Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

    We have acted as counsel to HTTP Technology Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing, on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement") with respect to 18,929,670 shares of the Common Stock, par value $0.001 per share, of the Company (the "Common Stock").

    We have examined an executed copy of the Registration Statement (including exhibits thereto) and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, instruments, certificates and other documents, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as in our judgment are necessary or appropriate to enable us to render the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of individuals, the genuineness of all signatures on documents, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as copies to the originals and the accuracy of the factual statements contained in such documents.

    Based on the foregoing, it is our opinion that:

    1. The Company has been duly incorporated and is validly existing and is in good standing as a corporation under the laws of the State of Delaware.

    2. The issuance of the Shares has been duly authorized by all necessary corporate action.

    3. Assuming (a) the effectiveness of the Registration Statement under the Act, (b) compliance with all applicable provisions of the Act, (c) compliance with all applicable "Blue Sky" or state securities laws and (d) the due execution, issuance and delivery of certificates representing the Shares against payment therefor in accordance with the Company's Articles of Incorporation and By-Laws, the Shares, when sold in accordance with the Prospectus constituting part of the Registration Statement, will be legally issued, fully paid and non-assessable.

    We are qualified to practice law only in the State of New York and we do not purport to be experts on, or to express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting part of the Registration Statement under the caption "Legal Matters".

                                          Very truly yours,
                                          /s/ SALANS HERTZFELD HEILBRONN
                                          CHRISTY & VIENER